                                                                    Exhibit 99.1
                                                                    ------------

                           PRO FORMA CAPITALIZATION

  The following table sets forth the consolidated pro forma capitalization of the Company at December 30, 1995, giving effect to the Transactions and the California Disposition. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements, and the related notes thereto, filed with this Report.

                                                                 PRO FORMA
                                                           ---------------------
                                                           (DOLLARS IN MILLIONS)
      Current portion of long-term debt:
        New Term Loans....................................       $   12.3
        Other indebtedness................................            1.4
                                                                 --------
          Total current portion of long-term debt.........       $   13.7
                                                                 ========
      Long-term debt:
        New Term Loans(a).................................       $  792.7
        New Revolving Facility(a)(b)......................            --
        Senior Subordinated Notes.........................          575.0
        Other indebtedness................................           50.4
                                                                 --------
          Total long-term debt............................        1,418.1
                                                                 --------
      Redeemable preferred stock, $.01 par value..........            3.3
      Common stockholders' equity:
        Common Stock, $.01 par value(c)...................            0.2
        Additional paid-in capital........................          164.9
        Retained earnings (deficit).......................         (286.7)
                                                                 --------
          Total common stockholders' equity (deficit).....         (121.6)
                                                                 --------
            Total capitalization..........................       $1,299.8
                                                                 ========

- --------
(a) The Company has obtained a commitment from Bankers Trust and Chase Manhattan for the New Credit Facility that will provide up to $805 million aggregate principal amount of New Term Loans and a $190 million New Revolving Facility which will be available for working capital requirements and general corporate purposes. A portion of the New Revolving Facility may be used to support letters of credit, approximately $28 million of which are anticipated to be issued at Closing. The New Credit Facility will be guaranteed by all subsidiaries of the Company, including Smitty's.
(b) Assumes that all outstanding Smitty's Notes and Smitty's Debentures are tendered and accepted for purchase in connection with the Smitty's Refinancing. If all of the outstanding Smitty's Notes and Smitty's Debentures are not tendered and accepted for purchase, the Company anticipates that it would reduce other borrowings. As a result of the assumed application of a portion of the proceeds of the California Disposition to eliminate pro forma revolving credit balances, pro forma total debt at December 30, 1995 does not reflect anticipated revolving credit facility borrowings upon consummation of the Transactions of $13.2 million.
(c) Does not reflect (i) management options to purchase up to an aggregate of 808,250 shares of Class B Common Stock expected to be outstanding upon consummation of the Transactions or (ii) Warrants to purchase shares of Class C Common Stock of the Company (at an initial exercise price of $50.00 per share) to be issued to Yucaipa upon consummation of the Transactions.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements of the Company for the 52 weeks ended December 30, 1995 give effect to (a) the Transactions and the application of the proceeds therefrom and (b) the California Disposition and the retention of the anticipated proceeds therefrom as cash (after reducing pro forma revolving credit balances to zero), in each case as if such transactions occurred on January 1, 1995, with respect to the pro forma operating and other data, and as of December 30, 1995, with respect to the pro forma balance sheet data. Such pro forma information: (i) eliminates the results of operations of the Company's California retail division and the related assets and liabilities as of and for the 52 weeks ended December 30, 1995 from Smith's results of operations and balance sheet data as of and for the 52 weeks ended December 30, 1995 and (ii) combines the operating results and balance sheet data of Smith's, pro forma for the elimination of the Company's California retail division and the related assets and liabilities, as of and for the 52 weeks ended December 30, 1995 with the operating results and balance sheet data of Smitty's as of and for the 52 weeks ended January 14, 1996.

     As indicated above, the Unaudited Pro Forma Combined Financial Statements give effect to the California Divestiture and the California Asset Disposition and the retention of the anticipated proceeds therefrom as cash. In connection with the California Divestiture, Smith's entered into agreements to sell or lease 16 stores and related equipment and three non-operating properties. These transactions are expected to generate net cash proceeds of $77.8 million, of which $67.2 million has been received to date. The remaining 18 stores in California have been closed. In connection with the California Divestiture, the Company recorded the $140 million (pre-tax) California Divestiture Charge for the year ended December 30, 1995 and classified the assets to be leased or sold as "assets held for sale." The California Divestiture Charge reflected (i) a provision for anticipated future lease obligations, (ii) the anticipated cost to the Company of closing its California stores and distribution center (primarily termination payments and inventory), and (iii) certain asset valuation adjustments. The asset valuation adjustments included in the California Divestiture Charge reflected the reduction in net realizable values for the equipment in all of the Company's California stores and distribution center and for the land and buildings associated with those properties being sold or leased. Pursuant to the California Asset Disposition, following the consummation of the Transactions the Company intends to accelerate the disposition of its 18 non-operating stores and its excess land in California. As a result of the adoption of this strategy, the Company intends to record a pre-tax charge to earnings of approximately $125 million (the California Asset Disposition Charge) to reflect the difference between the anticipated cash proceeds from the accelerated dispositions and the Company's existing book values for such assets. For purposes of the Unaudited Pro Forma Combined Balance Sheet, the Company has given effect to the California Asset Disposition as if each of the relevant properties had been sold for a cash amount equal to its net book value after giving effect to the California Asset Disposition Charge. The proceeds of such assumed sales, together with the proceeds of the California Divestiture, are reflected in the Company's pro forma cash balances (net of pro forma revolving credit borrowings, which have been eliminated) at December 30, 1995. INVESTORS ARE CAUTIONED THAT THE COMPANY HAS NOT ENTERED INTO ANY CONTRACTS RELATING TO THE CALIFORNIA ASSET DISPOSITION AND THAT THERE CAN BE NO ASSURANCE AS TO THE TIMING OR THE AMOUNT OF NET PROCEEDS, IF ANY, WHICH THE COMPANY WILL ACTUALLY RECEIVE FROM SUCH DISPOSITION.

     The pro forma adjustments to give effect to the California Disposition and the Transactions are based upon currently available information and upon certain assumptions that management believes are reasonable. The statement of results of operations used to derive the adjustments to eliminate the California results of operations differs from a complete statement in that allocations for interest expense and certain services provided by the Company, including, but not limited to, portions of legal assistance, employee benefits administration, treasury, accounting, auditing, tax functions and real estate, have not been made. The Merger will be accounted for by the Company as a purchase of Smitty's by Smith's and Smitty's assets and liabilities will be recorded at their estimated fair market values at the date of the Merger. The adjustments included in the Unaudited Pro Forma Combined Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Smith's and Smitty's, together with the related notes thereto, included in the Company's Registration Statement filed with the Commission.

     The Unaudited Pro Forma Combined Financial Statements do not reflect (i) any of the net annual cost savings which management believes are achievable by the end of the third full year of operations following the Merger, or (ii) the anticipated costs to be incurred in connection with the integration of operations in Arizona following the Merger. The Unaudited Pro Forma Combined Statement of Operations included herein does not reflect the California Divestiture Charge, the California Asset Disposition Charge, an extraordinary loss on extinguishment of debt, an anticipated charge relating to certain costs expected to be incurred by Smith's in connection with the Merger, a potential severance payment to the Chairman and Chief Executive Officer of the Company or compensation expense in connection with the repurchase of certain management stock options as part of the Recapitalization. See Note (g) to the Unaudited Pro Forma Combined Statement of Operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                               52 WEEKS ENDED
                         -----------------------------------------------------------
                                                                        JANUARY 14,  ADJUSTMENTS
                                       DECEMBER 30, 1995                    1996         FOR          PRO FORMA
                         ---------------------------------------------- ------------  CALIFORNIA     COMBINED FOR
                           SMITH'S    ADJUSTMENTS FOR PRO FORMA SMITH'S   SMITTY'S   DISPOSITION      CALIFORNIA
                         (HISTORICAL)   CALIFORNIA     FOR CALIFORNIA   (HISTORICAL)     AND         DISPOSITION
                          (AUDITED)   DIVESTITURE(A)     DIVESTITURE    (UNAUDITED)  TRANSACTIONS  AND TRANSACTIONS
                         ------------ --------------- ----------------- ------------ ------------  ----------------
Net sales...............  $  3,083.7      $(674.6)       $  2,409.1      $   584.3      $             $  2,993.4
Cost of goods sold......     2,386.7       (516.2)          1,870.5          419.6                       2,290.1
                          ----------      -------        ----------      ---------      ------        ----------
                               697.0       (158.4)            538.6          164.7                         703.3
Expenses:
  Operating, selling and
   administrative.......       461.4       (145.6)            315.8          136.0         0.4 (b)         452.2
  Depreciation and
   amortization.........       105.0        (27.0)             78.0           12.3        (1.3)(c)
                                                                                           0.9 (d)          89.9
  Restructuring charges.       140.0       (140.0)
  Interest..............        60.0                           60.0           18.4        63.3 (e)         141.7
  Amortization of debt
   issuance costs.......         0.4                            0.4            1.0         8.8 (e)          10.2
                          ----------      -------        ----------      ---------      ------        ----------
Income (loss) before
 income taxes...........       (69.8)       154.2              84.4           (3.0)      (72.1)              9.3
Income tax expense
 (benefit)..............       (29.3)        63.2              33.9           (0.7)      (27.7)(f)           5.5
                          ----------      -------        ----------      ---------      ------        ----------
Net income (loss) (g)...  $    (40.5)     $  91.0        $     50.5      $    (2.3)     $(44.4)       $      3.8
                          ==========                     ==========      =========                    ==========
Net income (loss) per
 common share (g)....... $    (1.62)                    $     2.00      $   (2.30)                   $     0.24 (h)
                          ==========                     ==========      =========                    ==========
Weighted average common
 shares outstanding.....  25,031,000                     25,284,000      1,001,000                    15,530,000
                          ==========                     ==========      =========                    ==========
Ratio of earnings to
 fixed charges (i)......          --                           2.27x                                        1.06x

       See Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(a) Reflects the elimination of the 1995 operating results for the California stores, excess real estate and distribution center which were sold, leased or closed, and the reversal of the restructuring charge recorded, in connection with the California Divestiture and the anticipated sale of the Company's remaining California real estate pursuant to the California Asset Disposition, but does not reflect the California Asset Disposition Charge of $125 million (pre-tax) which is anticipated to be recorded in connection with the adoption of a strategy to dispose of such remaining California assets following the consummation of the Transactions.

(b) Represents fees payable to Yucaipa pursuant to the Management Services Agreement ($1.0 million) and the elimination of the historical Yucaipa management fees ($0.6 million) paid by Smitty's.

(c) Represents a reduction in depreciation expense associated with the $14.1 million write-off of accumulated depreciation and amortization which adjusts Smitty's property and equipment to estimated fair market value.

(d) Reflects the amortization of excess costs over net assets acquired in the Merger ($2.0 million) and the elimination of Smitty's historical amortization ($1.1 million). Amortization has been allocated on the straight line basis over a period of 40 years.

(e) The following table presents a reconciliation of pro forma interest expense and amortization of debt issuance costs:

                                                           (DOLLARS IN MILLIONS)
                                                           ---------------------
      Interest expense:
        Smitty's..........................................        $ 18.4
        Pro forma Smith's.................................          60.0
                                                                  ------
                                                                    78.4
                                                                  ------
       Plus: Interest on:
        New Term Loans....................................          71.5
        Bank fees.........................................           0.3
        Notes.............................................          63.3
       Less: Interest on:
        Old bank term loans:
          Pro forma Smith's...............................         (59.5)
          Smitty's........................................          (3.1)
        Bank fees.........................................          (0.4)
        Smitty's Notes....................................          (6.5)
        Accretion of Smitty's Debentures..................          (2.3)
                                                                  ------
       Pro forma adjustment...............................          63.3
                                                                  ------
      Pro forma interest expense..........................        $141.7
                                                                  ======
      Historical amortization of debt issuance costs......        $  1.4
       Plus:
        Financing fees--New Credit Facility...............           7.2
        Financing fees--Notes.............................           3.0
       Less:
        Historical financing costs:.......................          (1.4)
                                                                  ------
       Pro forma adjustment...............................           8.8
                                                                  ------
      Pro forma amortization of debt issuance costs.......        $ 10.2
                                                                  ======

(f) The pro forma adjustment to income tax benefit is based upon an assumed blended rate of 39% applied to the pro forma net loss adjusted for permanent differences between book and tax income. The deferred tax asset recognized in the Unaudited Pro Forma Combined Financial Statements is more likely than not to be realized due to the expected future reversal of taxable temporary differences and the existence of taxable income in each of the prior three carryback years available.

(g) The Unaudited Pro Forma Statement of Operations does not reflect the California Asset Disposition Charge, the California Divestiture Charge or costs related to (i) expenses to be incurred in connection with the purchase of certain management stock options as part of the Recapitalization which are estimated to be $12.5 million, (ii) the integration of the Company's operations which are estimated to be $15.0 million over a two-year period and (iii) a potential severance payment to the Chairman and Chief Executive Officer of the Company (definitive agreements with respect to which have not yet been reached). The unaudited pro forma results of operations also does not include an extraordinary item for the loss on extinguishment of debt of $42.5 million, net of $27.2 million income tax benefit.

(h) Net income (loss) per common share has been computed using the weighted average number of shares of Smith's Common Stock outstanding after giving effect to the issuance of 3,038,888 shares of Class B Common Stock of the Company to the stockholders of Smitty's as consideration in the Merger and the purchase of 50% of the outstanding Smith's Common Stock (excluding shares issuable in the Merger) in the Tender Offer. Common stock equivalents in the form of stock options do not have an impact on the weighted average number of common shares.

(i) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, and one-third of rental expense (the portion of annual rental expense deemed by the Company to be representative of the interest factor).

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                                          52 WEEKS ENDED
                                    -----------------------------------------------------------
                                                                                   JANUARY 14,  ADJUSTMENTS
                                                  DECEMBER 30, 1995                    1996         FOR              PRO FORMA
                                    ---------------------------------------------- ------------  CALIFORNIA         COMBINED FOR
                                      SMITH'S    ADJUSTMENTS FOR PRO FORMA SMITH'S   SMITTY'S   DISPOSITION          CALIFORNIA
                                    (HISTORICAL)   CALIFORNIA     FOR CALIFORNIA   (HISTORICAL)     AND             DISPOSITION
                                     (AUDITED)   DIVESTITURE(A)     DIVESTITURE    (UNAUDITED)  TRANSACTIONS      AND TRANSACTIONS
                                    ------------ --------------- ----------------- ------------ ------------      ----------------
                                                     ASSETS
Current Assets:
 Cash and cash equivalents.........   $   16.1       $               $   16.1         $ 11.5      $  82.7 (b)(c)      $  110.3
 Rebates and accounts receivable...       23.8          (5.0)            18.8            9.3                              28.1
 Inventories.......................      395.0         (76.0)           319.0           56.7          1.0 (d)            376.7
 Prepaid expenses and deposits.....       21.3          (2.0)            19.3            3.3                              22.6
 Refundable income taxes...........                                                      1.9                               1.9
 Deferred tax assets...............       23.9          13.1             37.0                        18.0 (e)             55.0
 Assets held for sale..............      125.0        (125.0)
                                      --------       -------         --------         ------      -------             --------
   Total current assets............      605.1        (194.9)           410.2           82.7        101.7                594.6
Property and equipment:
 Land..............................      276.6                          276.6           18.6       (128.3)(c)            166.9
 Building..........................      610.0                          610.0           50.6       (107.2)(c)(f)         553.4
 Leasehold improvements............       55.8                           55.8            9.8        (20.2)(c)(f)          45.4
 Furniture and equipment...........      509.5                          509.5           69.9        (27.9)(c)(f)         551.5
                                      --------       -------         --------         ------      -------             --------
  Less allowances for depreciation
   and amortization................     (390.9)                        (390.9)         (14.1)        23.3 (c)(f)        (381.7)
                                      --------       -------         --------         ------      -------             --------
   Net property and equipment......    1,061.0                        1,061.0          134.8       (260.3)               935.5
Goodwill, net......................                                                     31.5         46.7 (g)             78.2
Other assets.......................       20.1          (4.6)            15.5           11.0         78.6 (h)(i)         105.1
                                      --------       -------         --------         ------      -------             --------
                                      $1,686.2       $(199.5)        $1,486.7         $260.0      $ (33.3)            $1,713.4
                                      ========       =======         ========         ======      =======             ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Trade accounts payable...........    $  214.2       $ (42.0)        $  172.2         $ 39.6      $   0.0             $  211.8
 Accrued sales and other taxes
  and other liabilities...........        50.7         (12.0)            38.7           12.0        (12.6)(j)
                                                                                                     10.0 (k)             48.1
 Accrued payroll and
  related benefits.................       97.5         (32.0)            65.5           19.2                              84.7
 Current maturities of
  long-term debt...................       20.9                           20.9            6.2        (13.4)(l)             13.7
 Current maturities of Redeemable
  Preferred Stock..................        1.0                            1.0                        (1.0)(m)
 Accrued restructuring costs.......       58.0         (58.0)
                                      --------       -------         --------         ------      -------             --------
   Total current liabilities.......      442.3        (144.0)           298.3           77.0        (17.0)               358.3
Long-term debt, less
 current maturities................      725.3         (28.6)           696.7          139.8        611.4 (n)
                                                                                                    (39.4)(c)
                                                                                                     (0.9)(n)
                                                                                                      4.6 (i)
                                                                                                     13.4 (l)
                                                                                                     (7.5)(o)          1,418.1
Accrued restructuring costs, less
 current portion...................       40.0         (40.0)
Deferred income taxes..............       58.6          13.1             71.7           13.8        (27.2)(p)
                                                                                                    (30.7)(e)             27.6
Other liabilities..................                                                     20.2          7.5 (o)             27.7
Redeemable Preferred Stock, less
 current maturities................        3.3                            3.3                                              3.3
Common Stockholders' Equity:
Convertible Class A Common Stock...        0.1                            0.1                                              0.1
Class B Common Stock...............        0.2                            0.2                        (0.1)(q)              0.1
Additional paid-in capital.........      285.2                          285.2           11.0        (11.0)(r)
                                                                                                   (165.8)(q)
                                                                                                     45.5 (s)            164.9
Retained earnings(t)...............      238.0                          238.0           (1.8)       (35.2)(u)
                                                                                                   (405.9)(q)
                                                                                                    (76.3)(e)
                                                                                                     (7.3)(v)
                                                                                                      1.8 (r)           (286.7)
                                      --------       -------         --------         ------      -------             --------
                                         523.5                          523.5            9.2       (654.3)              (121.6)
Less cost of common stock in
  the treasury.....................     (106.8)                        (106.8)                     (464.9)(q)
                                                                                                    571.7 (q)
                                      --------       -------         --------         ------      -------             --------
                                         416.7                          416.7            9.2       (547.5)              (121.6)
                                      --------       -------         --------         ------      -------             --------
                                      $1,686.2       $(199.5)        $1,486.7         $260.0      $ (33.3)            $1,713.4
                                      ========       =======         ========         ======      =======             ========

            See Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) Reflects the sale of the California stores and other related assets, excess real estate and distribution center in connection with the California Divestiture. The Company has received $67.2 million subsequent to December 30, 1995 and expects to receive an additional $10.6 million shortly after the consummation of the Transactions. The net proceeds of such sale is reflected as a reduction of the historical revolving credit balance ($28.6 million) and payment of certain liabilities in the Company's Unaudited Pro Forma Combined Balance Sheet at December 30, 1995.

(b) Reflects gross proceeds received from (i) New Term Loans, (ii) the New Revolving Facility, and (iii) the Offering used to finance the Transactions and pay related costs and fees as set forth in the following table:

                                                            (DOLLARS IN MILLIONS)
                                                            ---------------------
      New Term Loans......................................         $ 805.0
      Notes...............................................           575.0
      Repay Smitty's Notes................................           (50.0)
      Discount on Smitty's Notes..........................             0.4
      Repay Smitty's Debentures...........................           (18.4)
      Discount on Smitty's Debentures.....................             0.5
      Repay Smitty's Bank Credit Facility.................           (34.9)
      Repay Smith's Mortgage Notes and Other Indebtedness.          (667.1)
      Purchase existing Smith's Series I Preferred Stock..            (1.0)
      Purchase 50% of Smith's Common Stock................          (451.3)
      Purchase Management Options.........................           (13.7)
      Accrued Interest....................................           (12.6)
      Fees and Expenses...................................          (145.1)
                                                                   -------
       Use of California Proceeds (See Note (c))..........         $  13.2
                                                                   =======

(c) Assumes the anticipated sale of the Company's remaining California real estate pursuant to the California Asset Disposition. Also reflects the California Asset Disposition Charge of $125 million (pre-tax) in connection with the adoption of a strategy to dispose of such remaining California assets following the consummation of the Transactions.

                                                           (DOLLARS IN MILLIONS)
                                                           ---------------------
      Disposal of Property and Equipment
       Land..............................................         $ 128.3
       Buildings.........................................           104.0
       Leasehold improvements............................            19.6
       Furniture and equipment...........................            17.6
                                                                  -------
                                                                    269.5
       Depreciation and amortization.....................            (9.2)
                                                                  -------
       Net book value of property and equipment..........           260.3
       Write-down of California assets to net realizable
        value............................................          (125.0)
                                                                  -------
       Proceeds from California Asset Disposition........           135.3
       Reduction in historical revolving credit balance
        .................................................           (39.4)
       Reduction of anticipated indebtedness under the
        New Revolving Facility
        (See Note (b))...................................           (13.2)
                                                                  -------
         Cash provided by the California Asset
          Disposition....................................         $  82.7
                                                                  =======

(d) Reflects the elimination of Smitty's historical LIFO reserve which adjusts Smitty's inventory to reflect current estimated selling prices less costs of disposal and a reasonable profit allowance for the acquiring company.

(e) Represents the $125 million California Asset Disposition Charge, tax effected at 39% tax rate and the recognition of the related deferred tax asset. The California Asset Disposition Charge reflects the write-down of California assets, other than assets held for sale at December 30, 1995, under the Company's strategy to accelerate the disposition of its 18 non-operating stores and excess land in California following the consummation of the Transactions.

(f) Reflects the write-off of accumulated depreciation and amortization which adjusts Smitty's property and equipment to estimated fair market value.

(g) Reflects the excess of costs over the fair value of net assets of Smitty's acquired in connection with the Merger ($78.2 million) and the elimination of Smitty's historical goodwill ($31.5 million). The purchase price for Smitty's will be determined by reference to the trading price of the Company's Class B Common Stock following the consummation of the Merger. The purchase price and preliminary calculation of the excess of costs over the fair value of net assets acquired is as follows:

      Purchase Price:
                                                               (DOLLARS IN MILLIONS)
                                                               ---------------------
      Smith's equity received in exchange for Smitty's equity
       with an assumed market value of $15.00/share...........        $  45.5
      Fees and expenses.......................................            1.4
                                                                      -------
      Total purchase price....................................           46.9
      Fair value of assets acquired...........................          229.5
      Fair value of liabilities assumed.......................          260.8
                                                                      -------
                                                                       (31.3)
                                                                      -------
      Goodwill................................................        $  78.2
                                                                      =======

(h) Reflects the debt issuance costs associated with the New Credit Facility ($52.5 million) and the Notes ($33.5 million). These amounts have been capitalized as deferred financing costs.

(i) Reflects the elimination of deferred financing costs associated with the Smitty's Bank Credit Facility ($1.8 million), the Smitty's Notes ($3.1 million), the Smitty's Debentures ($0.6 million), the Smith's Mortgage Notes and Other Indebtedness ($1.9 million) and the write-off of an interest rate swap agreement ($4.6 million), included in historical long-term debt, to be refinanced in connection with the Merger.

(j) Reflects the payment of accrued interest on Smitty's Bank Credit Facility ($0.1 million), Smitty's Notes ($0.6 million) and Smith's Mortgage Notes and Other Indebtedness ($11.9 million) to be repaid in connection with the Merger.

(k) Represents severance payments and other costs associated with the integration of Smith's and Smitty's.

(l) Reflects the repayment and cancellation of the current maturities of the Smitty's Bank Credit Facility ($4.9 million) and Smith's Mortgage Notes and Other Indebtedness ($20.8 million) and the recording of the current maturities of the New Term Loans ($12.3 million).

(m) Reflects the retirement of 3,000,000 shares of Series I Preferred Stock.

(n) Reflects the repayment and cancellation of the Smitty's Bank Credit Facility, the Smitty's Notes, the Smitty's Debentures, the Smith's Revolving Credit Facility, the Smith's Mortgage Notes and Other Indebtedness and records borrowings under the New Term Loans and New Revolving Facility and the issuance of the Notes.

                                                             (DOLLARS IN MILLIONS)
                                                             ---------------------
      New Term Loans........................................        $ 805.0
      Notes.................................................          575.0
      Repay Smitty's Notes..................................          (50.0)
      Discount on Smitty's Notes ...........................            0.4
      Repay Smitty's Debentures.............................          (18.4)
      Discount on Smitty's Debentures ......................            0.5
      Repay Smitty's Bank Credit Facility...................          (34.9)
      Repay Smith's Mortgage Notes and Other Indebtedness...         (667.1)
                                                                    -------
                                                                    $ 610.5
                                                                    =======

(o) Represents a reclassification of $7.5 million of Smith's deferred compensation and other long-term liabilities to conform to the pro forma combined classification.

(p) Represents the deferred tax asset associated with the write-off of the deferred debt issuance costs and the premium over book value on Smith's and Smitty's debt to be refinanced. The deferred tax asset recognized in the Unaudited Pro Forma Combined Financial Statements is more likely than not to be realized due to the expected future reversal of taxable temporary differences and the existence of taxable income in each of the prior three carryback years available.

(q) Reflects redemption of 50% of Smith's outstanding Common Stock prior to the Merger at $36.00 per share, the retirement of all treasury shares and the purchase of certain outstanding management stock options.

(r) Reflects the elimination of Smitty's historical equity.

(s) Represents the issuance of 3,038,888 shares of Smith's Common Stock at an assumed market value of $15.00 per share as consideration in the Merger.

(t) The Unaudited Pro Forma Combined Balance Sheet does not include (i) certain costs related to the purchase of certain management stock options as part of the Recapitalization which are estimated to be $12.5 million,
    (ii) the integration of the Company's operations which are estimated to be $15.0 million over a two-year period and (iii) a potential severance payment to the Chairman and Chief Executive Officer of the Company (definitive agreements with respect to which have not yet been reached).

(u) Represents the premium over book value attributable to "make whole" payments and other premiums payable in connection with the retirement of Smith's Mortgage Notes and Other Indebtedness and the Smitty's Notes and Debentures, net of 39% tax rate. The actual amount of such payments may vary substantially based on the yields of certain U.S. Treasury debt securities at the time such indebtedness is actually repaid.

(v) Represents the write-off of the historical deferred debt issuance costs of Smith's and Smitty's related to its refinanced debt, net of 39% tax rate.